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                                                                     EXHIBIT 4.2

                     FORM OF 8% CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                         8% CONVERTIBLE PROMISSORY NOTE

$120,000.00                                                    December __, 2005

     As consideration for the surrender and cancellation of that certain 12% Promissory Note, dated April 6, 2005, in the principal amount of One Hundred Twenty Thousand Dollars ($120,000.00) (the "12% Note"), issued by ELCOM INTERNATIONAL, INC., a Delaware corporation, whose principal address is 10 Oceana Way, Norwood, Massachusetts 02062 ("Maker"), to _________________, an individual, residing at __________________, _____, ___________________
("Payee"), the undersigned Maker, hereby promises to pay to the order of Payee the entire aggregate principal amount of One Hundred Twenty Thousand Dollars ($120,000.00), pursuant to the terms and conditions contained herein, together with interest thereon at the rate hereinafter provided from the date of each advance hereunder or under the 12% Note.

[FORM OF CROWELL NOTE PRINCIPAL AND INTEREST]

     1. Principal and Interest. The principal amount of this Note, as well as all interest accrued hereunder and interest accrued on advances under the 12% Note, all at a rate of Eight Percent (8.0%) per annum from the date of advances hereunder and thereunder (such interest referred to collectively hereinafter as "Accrued Interest") shall be due and payable in one installment within five business days after Maker notifies Payee that it has adequate funds to repay this note (the "Maturity Date"), unless and to the extent that this Note shall have been previously converted pursuant to Section 3 hereof, in which case all outstanding principal under this Note and all Accrued Interest that is converted shall be satisfied in full by virtue of such conversion and issuance and delivery of fully paid and non-assessable shares of Maker's common stock, par value $.01 per share ("Common Stock"), to Payee, all as set forth in Section 3 hereof. Interest on the principal amount of this Note shall accrue at the rate of Eight Percent (8.0%) per annum commencing as of the date hereof and continuing until all principal and accrued interest owing under this Note is paid in full. Interest shall be calculated upon a year of 360 days for the actual number of days elapsed.

[FORM OF SMITH NOTE PRINCIPAL AND INTEREST]

     1. Principal and Interest. The principal amount of this Note, as well as all interest accrued hereunder and interest accrued on advances under the 12% Note, all at a rate of Eight Percent (8.0%) per annum from the date of advances hereunder and thereunder (such interest referred to collectively hereinafter as "Accrued Interest") shall be due and payable in one installment upon the Company achieving two sequential quarters of positive cash flow from operations (the "Maturity Date"), unless and to the extent that this Note shall have been previously converted pursuant to Section 3 hereof, in which case all outstanding principal under this Note and all Accrued Interest that is converted shall be satisfied in full by virtue of such conversion and issuance and delivery of fully paid and non-assessable shares of Maker's common stock, par value $.01 per share ("Common Stock"), to Payee, all as set forth in Section 3 hereof. Interest on the principal amount of this Note shall accrue at the rate of Eight Percent (8.0%) per annum

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commencing as of the date hereof and continuing until all principal and accrued interest owing under this Note is paid in full. Interest shall be calculated upon a year of 360 days for the actual number of days elapsed.

     2. Payment. Subject to prior conversion of this Note pursuant to Section 3 hereof, all principal and all Accrued Interest due hereunder shall be payable on the Maturity Date in lawful money of the United States of America (or by Maker's check payable in such money) to Payee in person or at Payee's address (as given above) or at such other place as Payee or any other holder of this Note may designate in writing to Maker. Alternatively, Payee may designate a bank account into which Maker shall wire transfer payments of principal and Accrued Interest. To the extent payment becomes due and payable under this Note on a day which is not a business day, such payment is and shall be due and payable on the next succeeding business day.

     3. Optional Conversion

          (a) Conversion. The outstanding principal on this Note and all Accrued Interest, or any portion of such amounts as Payee may elect, may be converted at the option of the Payee into fully-paid and non-assessable shares of Common Stock (the "Shares"), as soon as practicable, after the pricing of the AIM Financing (as defined below), at a per share price equal to the weighted average price of (i) the average of the prior 50 trading day average closing bid and ask prices of the existing AIM common shares (issued in 2004) and (ii) the per share purchase price of the Common Stock in the AIM Financing (the "AIM Offering Price"); provided that, in no event shall the price be equal to or less than the AIM Offering Price. The term "AIM Financing" as used herein shall refer to the sale by Maker of Common Stock in a single transaction or a series of related transactions outside the U.S., to non-U.S. investors which is exempt from registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (b) Fractional Shares. Maker shall not be required to issue fractional shares of Common Stock upon the conversion of this Note. If Payee would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share of Common Stock, in lieu thereof Payee shall be entitled to receive from Maker an amount in cash equal to that portion attributable to such fractional share.

          (c) Other Matters. Maker covenants that the Shares issued upon the conversion of this Note will (i) when issued upon such conversion, be validly issued, fully paid and non-assessable and (ii) be issued in reliance upon an exemption from the registration requirements of the Securities Act.

     4. Representations and Warranties of Maker. Maker hereby represents and warrants that: (a) Maker is duly organized, validly existing and in good standing under the laws of the state of Delaware; (b) the execution, delivery and performance of this Note by Maker have been duly authorized by all necessary action, corporate or otherwise, of Maker and are not in contravention of any of its Certificate of Incorporation, Bylaws or any agreements to which it is a party or by which any of its property is bound; and (c) this Note is the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms.

     5. Representations and Warranties of Payee. Payee hereby represents and warrants to the Company that:


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          (a) Investment. Payee is acquiring this Note, and any Shares issued upon conversion of this Note, for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling same; and Payee has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Payee is an "accredited investor" as defined in Rule 501(a) of the Securities Act.

          (b) Experience. Payee has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to Payee any and all written information which he has requested and have answered to Payee's satisfaction all inquiries made by Payee; and Payee has sufficient knowledge and experience in finance and business that he is capable of evaluating the risks and merits of his investment in the Company and Payee is able financially to bear the risks thereof.

     6. Events of Default. The then-outstanding principal and accrued interest on this Note shall, at the option of Payee, become due and payable without notice or demand, upon the happening of any one of the following specified events:

     (a) the making of a general assignment for the benefit of creditors by Maker;

     (b) the voluntary filing of any petition or the commencement of any proceeding by Maker for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; or

     (c) the involuntary filing of any petition or the commencement of any proceeding against Maker for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within 30 days.

     7. Security. This Note is secured pursuant to that certain Amended and Restated Collateral Agency and Security Agreement, dated as of September 30, 2005, among the Maker and each of the Secured Parties named therein, which is incorporated herein by reference as if fully set forth herein.

     8. Cancellation. After all principal and all Accrued Interest has been paid in full, or upon conversion to Common Stock of all principal and Accrued Interest, this Note shall be surrendered to Maker for cancellation and will not be reissued.

     9. Transfer of Shares.

          (a) Restricted Shares. "Restricted Shares" means (i) the Shares and
(ii) any other shares of capital stock of the Company issued in respect of the Shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

          (b) Requirements for Transfer. Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the


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Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for a transfer by Payee to a person or entity which, directly or indirectly, controls, is controlled by or is under common control with Payee, including, without limitation, any member of Payee's immediate family.

          (c) Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     10. Incidental Registration Rights.

          (a) If at anytime the Company proposes to file a registration statement under the Securities Act with respect to a public offering of its Common Stock for its own account (other than a registration statement (i) on Form S-8 or any successor form thereto, (ii) filed solely in connection with a dividend reinvestment plan or employee benefit plan covering officers or directors of the Company or (iii) on Form S-4 or any successor form thereto in connection with a merger, acquisition, exchange offer or similar transaction) or for the account of any other holder of Common Stock of the Company, then the Company shall provide Payee written notice of such proposed offering at least 30 days before the anticipated filing date and shall register for resale all or any portion of Payee's Registrable Shares (as defined below) as requested by Payee, on the same terms and conditions as the offering by the Company or other stockholder; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 10 without obligation to Payee. If the registration for which the Company gives notice pursuant to this Section 10 is a registered public offering involving an underwriting, (x) Payee's right to include Registrable Shares in such registration pursuant to this Section 10 shall be conditioned upon Payee's participation in such underwriting on the terms set forth herein and (y) Payee shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company. If Payee disapproves of the terms of the underwriting, Payee may elect, by written notice to the Company, to withdraw his shares from such registration statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by Payee shall be excluded from such registration statement and underwriting to the extent deemed advisable by the managing underwriter. "Registrable Shares" means (i) the Shares and (ii) any other shares of capital stock of the Company issued in respect of the Shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares at such time as they cease to be Restricted Shares pursuant to Section 9 hereof.


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          (b) In any registration effected pursuant to this Section 10, the registration expenses of Payee shall be paid by the Company, with the exception of fees and disbursements of any counsel chosen by Payee.

          (c) If, at any time after giving notice of its intention to register any of its securities as set forth in this Section 10 and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, in its sole discretion, give written notice of such determination to Payee and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration.

     11. Expenses of Collection. Maker agrees to pay Payee's reasonable costs in collecting and enforcing this Note, including reasonable attorney's fees.

     12. Waiver by Payee. No waiver of any obligation of Maker under this Note shall be effective unless it is in a writing signed by Payee. A waiver by Payee of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

     13. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:

     if to Maker, to:
     Elcom International, Inc.
     10 Oceana Way
     Norwood, Massachusetts 02062
     Attn: President

     if to Payee, to:
     ____________________________
     ____________________________
     ____________________________

     14. Waiver by Maker. Maker hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof.

     15. Severability. If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or if any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.


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     16. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, exclusive of its conflict of law and choice of law provisions.

     17. MAKER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION THEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                    * * * * *


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     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                        ELCOM INTERNATIONAL, INC.


                                        ----------------------------------------
                                        By: John E. Halnen
                                        Its: President

Acknowledgement and Agreement:

The undersigned Payee hereby acknowledges and agrees that the 12% Note is hereby canceled and expressly waives any and all obligations of Maker under the 12% Note arising hereafter, except as expressly set forth in this Note, and also expressly affirms and agrees to all representations, warranties and covenants of Payee set forth herein.

____________________________
____________________________


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                    BUSINESS OR COMMERCIAL PURPOSE AFFIDAVIT

MAKER:   Elcom International, Inc. (the "Company")

ADDRESS: 10 Oceana Way
         Norwood, Massachusetts 02062

PAYEE:   Robert J. Crowell
         115 Walpole Street
         Dover, Massachusetts 020302

1. The Company is about to enter into a Credit Transaction (the "Credit Transaction") with Payee involving a loan or line of credit in the amount of $120,000.00 under the loan documentation to be executed contemporaneously with or within a short time after the execution of this Affidavit.

2. In order to induce Payee to enter into the Credit Transaction, the Company has represented to Payee that the purpose of the credit to be extended to the Company is a BUSINESS OR COMMERCIAL PURPOSE and that no portion of the proceeds of the Credit Transaction will be used for personal or non-business purposes.

3. The Company understands and acknowledges that because the Credit Transaction is entered into for BUSINESS OR COMMERCIAL PURPOSE, Payee is not entitled to and will not receive certain disclosures with respect to consumer Credit Transactions required under State and Federal Truth in Lending provisions for the benefit of consumers.

4. Payee has relied on the Company's representation in agreeing to enter into the Credit Transaction and based upon such representations will consummate the transaction without making the above referred to consumer credit disclosures.

5.   The Company hereby waives claims for usury.

Signed under oath this ____ day of December, 2005.


                                        ----------------------------------------
                                        John E. Halnen
                                        President

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                          COMMONWEALTH OF MASSACHUSETTS

County of __________________________) SS.

On this __________ day of _________________, 2005, before me
___________________________________ the undersigned officer, personally appeared
_______________________________________________ known personally to me to be the
________________________________________________________ of Elcom International,
                        (title)
Inc. and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer. IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                        ----------------------------------------
                                        Notary Public/Commissioner of Oaths

(SEAL)                                  My Commission Expires
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